Exhibit 10.6

July 15, 2014

BioFuel Energy Corp.
1600 Broadway, Suite 1740
Denver, CO 80202

Re:    Rights Offering

Ladies and Gentlemen,

This Commitment Agreement (this “Commitment Agreement”) is entered into by BioFuel Energy Corp. (“BFE Corp.”) and the entities listed on Exhibit A (collectively, “Greenlight” and individually, each a “Greenlight Fund”) in connection with that certain Transaction Agreement, dated as of June 10, 2014, by and among JBGL Capital, LP, JBGL Exchange (Offshore), LLC, JBGL Willow Crest (Offshore), LLC, JBGL Hawthorne (Offshore), LLC, JBGL Inwood (Offshore), LLC, JBGL Chateau (Offshore), LLC, JBGL Castle Pines (Offshore), LLC, JBGL Mustang (Offshore), LLC, JBGL Kittyhawk (Offshore), LLC, JBGL Lakeside (Offshore), LLC, JBGL Builder Finance (Offshore), LLC, Greenlight Onshore Investments, LLC, Brickman Member Joint Venture, JBGL Exchange, LLC, JBGL Willow Crest, LLC, JBGL Hawthorne, LLC, JBGL Inwood, LLC, JBGL Chateau, LLC, JBGL Castle Pines, LP, JBGL Castle Pines Management, LLC, JBGL Lakeside, LLC, JBGL Mustang, LLC, JBGL Kittyhawk, LLC, JBGL Builder Finance, LLC, and BFE Corp. (the “Transaction Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Transaction Agreement.

This Commitment Agreement sets forth the parties’ respective obligations with respect to an offering, described herein (the “Rights Offering”), of rights to purchase shares of Common Stock, par value $0.01 per share, of BFE Corp. (“Common Stock”). Subject to the terms and conditions of this Commitment Agreement, the parties hereto intend that the Rights Offering shall provide for anticipated gross proceeds of at least $70,000,000 (taking into account the proceeds of any contemporaneous private placement of securities to equityholders of BioFuel Energy, LLC (the “LLC”), if any) to assist with the financing of the acquisition contemplated by the Transaction Agreement (the “JBGL Acquisition”).

In consideration of the premises and respective covenants and agreements set forth in this Commitment Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.      Terms of Rights Offering. In connection with the Rights Offering, BFE Corp. shall distribute at no charge to each of the holders of Common Stock on the record date for the Rights Offering (collectively, the “Eligible Common Stockholders”) rights (the “Rights”) to purchase shares of Common Stock, at a per share purchase price equal to 80% of the average closing price per share of the Common Stock for the ten trading days immediately following the date of the initial filing of the Registration Statement; provided, that in no event will the per share purchase price be greater than $5.00 per share of Common Stock or less than $1.50 per share of Common Stock (the “Rights Price”). All Eligible Common Stockholders shall be eligible to participate in the Rights Offering pro rata based on each Eligible Common Stockholder’s ownership of Common Stock as of the record date for the Rights Offering. In addition, each Eligible Common Stockholder (other than Greenlight) that exercises all of its Rights may over-subscribe for up to its pro rata share of unsubscribed Rights; provided that no Eligible Common Stockholder may acquire ownership of more than 4.99% of the outstanding Common Stock (after giving effect to the consummation of the Rights Offering, the JBGL Acquisition and the transactions related thereto, and including any shares of Common Stock owned outside of the Rights Offering by the applicable Eligible Common Stockholder) by virtue of such over-subscription. For purposes of this Commitment Agreement, “pro rata” shall mean (x) the aggregate number of shares of Common Stock held by each Eligible Common Stockholder divided by (y) the aggregate number of shares of Common Stock outstanding, in each case, as of the record date for the Rights Offering.

Each Right shall entitle the holder thereof to acquire, at a per share purchase price equal to the Rights Price, a number of shares of Common Stock equal to (a) $70,000,000 divided by (b) the Rights Price divided by (c) the number of shares of Common Stock outstanding on the record date for the Rights Offering. The number of shares of Common Stock to be issued upon the exercise of all Rights distributed in the Rights Offering shall equal $70,000,000 divided by the Rights Price (subject to adjustment for rounding). In the event that there are equityholders of the LLC (other than BFE Corp.) as of the record date for the Rights Offering, simultaneously with the consummation of the Rights Offering, BFE Corp. shall sell to such equityholders, and such equityholders shall purchase from BFE Corp., a number of shares of Common Stock equal to the aggregate number of shares of Common Stock that such equityholders would have otherwise been entitled to purchase in the Rights Offering if they had exchanged their units of the LLC for shares of Common Stock prior to the record date of the Rights Offering, with the per share purchase price for such shares of Common Stock being equal to the Rights Price. In the event of the foregoing, the size of the Rights Offering and the number of shares of Common Stock to be issued upon exercise of the Rights shall be equitably adjusted to reflect such arrangement.

2.      Use of Offering Proceeds. The proceeds of the Rights Offering shall be used to finance a portion of the JBGL Acquisition in accordance with the terms of the Transaction Agreement and to pay related fees and expenses. Any remaining proceeds may be used for general corporate purposes.

3.      Basic Commitment. The number of shares of Common Stock and Class B Common Stock owned by each Greenlight Fund on the date hereof is set forth on Exhibit A hereto. Each Greenlight Fund hereby agrees, severally, on behalf of itself only to (a) participate in the Rights Offering for its full pro rata share of Common Stock (the “Basic Commitment”) and (b) not to exercise its over-subscription rights in the Rights Offering.

4.      LLC Unit Exchange.

a)      Each Greenlight Fund acknowledges that the LLC does not intend to conduct an offering, private placement or other transaction with respect to LLC Units similar to the Rights Offering. Subject to the terms hereof, including the obligations of BFE Corp. pursuant to Section 4(b), each Greenlight Fund hereby waives any right or claim it may have as a beneficial owner of LLC Units to participate in the Rights Offering with respect to such LLC Units.  Notwithstanding the foregoing, nothing in this Agreement shall prevent any Greenlight Fund from participating in the Rights Offering with respect to Common Stock beneficially owned by such Greenlight Fund including Common Stock beneficially owned by such Greenlight Fund as a result of the exchange of LLC Units for shares of Common Stock after the date hereof but on or prior to the record date for the Rights Offering.

                b)      BFE Corp. and each Greenlight Fund, severally, on behalf of itself only, hereby agree and commit, to the extent such Greenlight Fund does not exchange its LLC Units for shares of Common Stock on or prior to the record date for the Rights Offering, that BFE Corp. shall sell to such Greenlight Fund and such Greenlight Fund shall purchase from the Company, simultaneously with the consummation of the Rights Offering and at a per share purchase price in cash equal to the Rights Price, the number of shares of Common Stock equivalent to the number of shares of Common Stock it would have purchased pursuant to the Rights Offering had it (i) exchanged all of its LLC Units for shares of Common Stock on or prior to the record date for the Rights Offering, (ii) acquired subscription rights in the Rights Offering on such shares of Common Stock resulting from such exchange and (iii) exercised all of such subscription rights in the Rights Offering.

5.	Conditions.

a)      Each Greenlight Fund’s obligation to purchase securities pursuant to the Basic Commitment and pursuant to Section 4(b) hereof, is subject to the following conditions: (i) BFE Corp. shall be in compliance with its obligations under this Commitment Agreement and the Transaction Agreement in all material respects; (ii) the representations and warranties of BFE Corp. set forth in this Commitment Agreement shall be true and correct as of the date of this Commitment Agreement and the consummation of the Rights Offering; (iii) the receipt by the Greenlight Fund of a legal opinion from Cravath, Swaine & Moore LLP with regard to the matters set forth in Exhibit B; and (iv) the JBGL Acquisition shall be consummated substantially simultaneously with the issuance to the Greenlight Fund of Common Stock pursuant to the Basic Commitment, in accordance, in all material respects, with the terms of the Transaction Agreement, without giving effect to any modifications, amendments, consents or waivers thereto that are material and adverse to the Greenlight Fund without the prior consent of the Greenlight Fund.

b)      BFE Corp.’s obligations hereunder are subject to the representations and warranties of each Greenlight Fund hereunder being true and correct in all material respects.

                 6.      Representations and Warranties of BFE Corp. BFE Corp. represents and warrants to each Greenlight Fund, as of the date of this Commitment Agreement and as of the closing of the Rights Offering, as follows:

a)      Organization. BFE Corp. is duly organized, validly existing and in good standing under the Laws of the State of Delaware.

b)      Power and Authority; Enforceability. BFE Corp. has all necessary corporate power and authority to execute and deliver this Commitment Agreement and each other agreement, document or writing executed or delivered in connection with the Commitment Agreement and each amendment or supplement to any of the foregoing (including this Commitment Agreement, the “Transaction Documents”) to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions to which it is a party (collectively, the “Transactions”). The execution and delivery of and performance by BFE Corp. under this Commitment Agreement, and the consummation by BFE Corp. of the Transactions to which it is a party, have been duly authorized and approved by all necessary corporate action by BFE Corp. (including by the Board of Directors of BFE Corp.). The Transaction Documents to which it is a party have been duly executed and delivered by BFE Corp. and, assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitute legal, valid and binding obligations of BFE Corp., enforceable against BFE Corp. in accordance with their terms, subject to the Bankruptcy and Equity Exception.

                c)      No Violation; Necessary Approvals. Other than as set forth on Schedule 6(c), the execution and delivery by BFE Corp. of this Commitment Agreement and the other Transaction Documents to which BFE Corp. is a party, the performance by BFE Corp. of its obligations hereunder and thereunder and the consummation of the Transactions by BFE Corp. will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) Law or Governmental Authority, (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (C) Contract or Permit to which, in the case of (A), (B) or (C), BFE Corp. is a party or by which it is bound or any of its assets are subject, or (D) any provision of the organizational documents of BFE Corp. as in effect as of the date of this Commitment Agreement; except, in the case of clauses (A), (B) and (C), where any failures, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect; (ii) result in the imposition of any material Encumbrance upon any assets owned by BFE Corp.; (iii) subject to the effectiveness of the Amended Charter, require any consent or amendment under any Contract or organizational document to which BFE Corp. is a party or by which it is bound or any of its assets are subject; (iv) require any Permit under any Law or Order other than (A) required filings with the SEC, (B) filings required under, and compliance with other applicable requirements of, the HSR Act and any other required approval of the consummation of the Transactions by any Governmental Authority pursuant to any other antitrust Laws and (C) notifications or other filings with state or federal regulatory agencies after the date of this Commitment Agreement that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions; or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any securities of BFE Corp.

d)      Capitalization. Prior to the effectiveness of the Amended Charter, BFE Corp.’s authorized equity interests consist of 18,750,000 shares, consisting of (a) 10,000,000 shares of Common Stock, (b) 3,750,000 shares of Class B Common Stock and (c) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock” and, together with the Common Stock and the Class B Common Stock, the “Capital Stock”). With respect to Common Stock, as of the date of this Commitment Agreement, 5,456,625 shares are issued and outstanding and 40,481 shares are held in treasury. With respect to Class B Common Stock, as of the date of this Commitment Agreement, 780,958 shares are issued and outstanding and 0 shares are held in treasury. With respect to Preferred Stock, as of the date of this Commitment Agreement, 0 shares are issued and outstanding and 0 shares are held in treasury. All of the issued and outstanding shares of Capital Stock: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable state and federal securities Laws and (c) were not issued in breach of any commitments. Except as disclosed in BFE Corp.’s filings with the SEC, BFE Corp. has no outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, preemptive rights granted under BFE Corp.’s organizational documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any person may be entitled to purchase any security of BFE Corp., and has no obligation to issue any rights or instruments. Except as disclosed in BFE Corp.’s filings with the SEC, there are no Contracts with respect to the voting or transfer of any of the Capital Stock. BFE Corp. is not obligated to redeem or otherwise acquire any of its outstanding Capital Stock.

                 7.      Representations and Warranties of the Greenlight Funds. Each Greenlight Fund, severally and not jointly and severally, represents and warrants to BFE Corp. as follows:

a)      Power and Authority. It has the relevant entity power and authority necessary to execute and deliver each Transaction Document to which it is a party, and to perform and consummate the Transactions; and it has taken all action necessary to authorize the execution and delivery by it of each Transaction Document to which it is a party, the performance of its obligations thereunder, and the consummation by it of the Transactions. Each Transaction Document to which the Greenlight Fund is a party has been duly authorized, executed and delivered by it, and is enforceable against it in accordance with its terms, except as such enforceability may be subject to the Bankruptcy and Equity Exception.

b)      Registration.  Each Greenlight Fund shall ensure that the information provided by it with respect to its beneficial ownership of Common Stock or matters related to the Rights Offering for inclusion in the Registration Statement and each amendment or supplement thereto, at the time of dissemination thereof, the time of any amendment or supplement thereto and the time it becomes effective, (i) will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act.

c)      No Violation; Necessary Approvals. The execution and the delivery by the Greenlight Fund of this Commitment Agreement, the performance by the Greenlight Fund of its obligations hereunder and consummation by the Greenlight Fund of the Transactions will not, with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) Law or Governmental Authority, (B) Order, (C) Contract or Permit to which, in the case of (A), (B) or (C), the Greenlight Fund is a party or by which it is bound or any of its assets are subject, or (D) any provision of the organizational documents of the Greenlight Fund as in effect as of the date of this Commitment Agreement; except, in the case of clauses (A), (B) and (C), where any failures, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Greenlight Fund to fulfill its obligations under this Commitment Agreement.

d)      No Registration.  The Greenlight Fund understands that the Common Stock purchased by it pursuant to this Commitment Agreement will not be registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Greenlight Fund’s representations herein or otherwise made pursuant hereto. The Greenlight Fund understands that BFE Corp. is relying upon the truth of its representations in connection with the Transactions.

e)      Investment Intent. The Greenlight Fund is acquiring the Common Stock purchased by it pursuant to this Commitment Agreement for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and the Greenlight Fund has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

f)      Sophistication. The Greenlight Fund has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Common Stock being acquired hereunder. The Greenlight Fund is an accredited investor within the meaning of Rule 501(a) under the Securities Act. The Greenlight Fund has conducted its own investigation, analysis and appraisal with respect to BFE Corp., the Sellers, the Companies and the Transactions as it has deemed necessary, has access to all information that it believes necessary, sufficient or appropriate to evaluate the Transactions and has had the opportunity to discuss such information with its advisors. The Greenlight Fund understands and is able to bear any economic risks associated with its investment in the Common Stock to be acquired pursuant hereto (including, without limitation, the necessity of holding such shares of Common Stock for an indefinite period of time) and has made its own investment decision regarding the Transactions based on its own knowledge and investigation.

g)      Sufficiency of Funds. The Greenlight Fund has and will have available funds sufficient to pay the aggregate purchase price for all Common Stock to be purchased by the Greenlight Fund hereunder.

h)      No Representations; Information. None of BFE Corp., the Sellers, the Companies or their respective Affiliates has made any representation or warranty, express or implied, regarding any aspect of the Transactions except as set forth herein, in that certain Voting Agreement, dated as of June 30, 3014, by and among BFE Corp. and Greenlight (the “Voting Agreement”) and in the Transaction Agreement, as applicable, and the Greenlight Fund is not relying on any such representation or warranty not contained herein or therein. The Greenlight Fund acknowledges that each of BFE Corp., the Sellers, the Companies and/or their respective Affiliates may possess or have access to information concerning any of them or the Transactions that has not been communicated to the Greenlight Fund and the Greenlight Fund hereby waives any and all claims it may have or may hereafter acquire against each of BFE Corp., the Sellers, the Companies and their respective Affiliates relating to any failure to disclose information in connection with the Transactions.

i)      Ownership of Common Stock. All of the Common Stock owned by the Greenlight Fund as of the date hereof is set forth on Exhibit A hereto. The Greenlight Fund (on behalf of itself only) hereby agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, or, other than in connection with its obligations pursuant to this Commitment Agreement purchase or otherwise acquire, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock prior to the Closing or termination of the Transaction Agreement in accordance with its terms.

8.      Indemnification.

a)      General. Whether or not the transactions contemplated hereby are consummated, BFE Corp. agrees to: (x) reimburse the reasonable and documented legal fees and expenses of the Greenlight Funds incurred in connection with the preparation and negotiation of this Commitment Agreement, and the proposed documentation and the transactions contemplated hereby, up to $10,000, in the aggregate; and (y) indemnify and hold harmless the Greenlight Funds and their equityholders, members and general and limited partners and the respective officers, directors, employees, affiliates, advisors, agents, attorneys, accountants and consultants of each such entity and to hold the Greenlight Funds and such other persons and entities (each, an “Indemnified Person”) harmless from and against any and all losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to this Commitment Agreement, the matters referred to herein, the proposed Basic Commitment contemplated hereby, the use of proceeds thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse each such Indemnified Person within five business days of demand for any legal or other expenses incurred in connection with any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Person. Notwithstanding any other provision of this Commitment Agreement, neither BFE Corp. nor any Indemnified Person will be liable for any special, indirect, consequential or punitive damages in connection with its respective activities related to the Basic Commitment. The terms set forth in this paragraph shall survive termination of this Commitment Agreement.

b)      Tax Withholdings and Indemnity. BFE Corp. agrees not to withhold any taxes on any payments made to the Greenlight Funds under this Commitment Agreement; provided that to the extent BFE Corp. is required (by Law or pursuant to the conclusion of any legal proceeding or the reasonable interpretation or administration thereof) to withhold, remit or pay over any taxes on any payments made to the Greenlight Funds under this Commitment Agreement, BFE Corp. agrees to indemnify the Greenlight Funds and make them whole with respect to any and all such taxes actually withheld including any and all associated interest and penalties.

9.      No Recourse. Notwithstanding anything that may be expressed or implied in this Commitment Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Commitment Agreement, BFE Corp. covenants, agrees and acknowledges that no personal liability shall attach to the former, current or future equityholders, controlling persons, directors, officers, employees, agents, affiliates, members, managers general or limited partners or assignees of any Greenlight Fund or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, whether by enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

10.      Assignment; Third Party Beneficiaries. This Commitment Agreement (a) is not assignable by BFE Corp. or any Greenlight Fund without the prior consent of the other party (and any purported assignment without such consent shall be null and void) and (b) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights of, any person other than the parties hereto.

                11.      Governing Law; Jurisdiction.

a)      This Commitment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

b)      Each of the parties hereto hereby agrees that: (i) all actions and proceedings arising out of or relating to this Commitment Agreement shall be heard and determined exclusively in the courts of the State of New York or any court of the United States located within the City of New York in the State of New York; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

c)      Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 11 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to the following addresses:

If to BFE Corp., to:

BioFuel Energy Corp.
1600 Broadway, Suite 1740
Denver, CO 80202
Attention: Mark Zoeller
Fax: (303) 592-8117
E-mail: mzoeller@bfenergy.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: Craig F. Arcella
Fax: (212) 474-3700
E-mail: carcella@cravath.com

If to Greenlight, to:

Greenlight Capital, Inc.
2 Grand Central Tower
140 East 45 Street, Floor 24
New York, NY 10017
Attention:	Andy Weinfeld
Harry Brandler
Fax:	(212) 973 – 9219
Email:	aweinfeld@GreenlightCapital.com
hbrandler@GreenlightCapital.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer and Feld LLP
One Bryant Park
New York, NY 10036
Attention:	Kerry Berchem
Fax:	(212) 872 – 1002
Email:	kberchem@akingump.com

However, the foregoing shall not limit the right of a party to effect service of process on any other party by any other legally available method.

12.      Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Commitment Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or relating to this Commitment Agreement, or any of the Transactions. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Commitment Agreement by, among other things, the mutual waivers and certifications expressed above.

13.      Amendment; Waiver; Counterparts. This Commitment Agreement may not be amended, modified or waived except in a writing signed by the Greenlight Funds and BFE Corp. This Commitment Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of this Commitment Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Commitment Agreement.

14.      Termination. The obligations of the Greenlight Funds under this Commitment Agreement shall terminate immediately, at a Greenlight Fund’s election, at any time prior to the consummation of the Rights Offering upon the occurrence of any of the following: (i) if in the reasonable judgment of a Greenlight Fund, the conditions in Section 5 become incapable of being satisfied prior to the End Date; (ii) a Material Adverse Effect, Buyer Material Adverse Effect or a Seller Material Adverse Effect has occurred; (iii) BFE Corp.’s adoption of any plan of reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (iv) the Common Stock shall no longer be listed on NASDAQ; or (v) the Transaction Agreement shall have been terminated. Further, the Greenlight Funds or BFE Corp. may terminate this Commitment Agreement at any time upon five business days’ prior written notice upon the occurrence of any of the following events: (x) another party’s material breach of any of the representations, warranties or covenants set forth in this Commitment Agreement that remains uncured for a period of five business days after the receipt by the non-terminating party of notice of such breach or (y) the issuance by any Governmental Authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Rights Offering or any related transactions. The Commitment Agreement, and the obligations of the parties hereunder, may be terminated by mutual agreement between the parties.

15.      Entire Agreement. This Commitment Agreement together with the Transaction Documents constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements and understandings, both written on oral, between the parties hereto with respect to the subject matter hereof and shall become effective and binding upon the mutual exchange of fully executed counterparts.  In the event of any conflict between the terms of this Commitment Agreement and the Voting Agreement, this Commitment Agreement shall govern.  Greenlight’s obligations in Sections 3 and 4 hereof shall supersede Greenlight’s obligations in Section 9(b) of the Voting Agreement and in no event shall Greenlight have any further obligation to purchase any shares of Common Stock pursuant to Section 9(b) of the Voting Agreement. Schedule A of the Voting Agreement shall be amended and restated in its entirety by Exhibit A to this Commitment Agreement.

16.      Registration Rights. The shares of Common Stock purchased pursuant to this Commitment Agreement will be included as “Registrable Common Stock” for the purposes of Exhibit A (Registration Rights Term Sheet for the Sellers under the Transaction Agreement) to the Transaction Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign this letter in the space indicated below and return it to us.

[Signature Pages Follow]

Very truly yours,

GREENLIGHT CAPITAL QUALIFIED, L.P.
By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman/Vinit Sethi
Name: Daniel Roitman/Vinit Sethi
Title: COO/Director of Research

GREENLIGHT CAPITAL, L.P.
By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman/Vinit Sethi
Name: Daniel Roitman/Vinit Sethi
Title: COO/Director of Research

GREENLIGHT CAPITAL OFFSHORE PARTNERS
By: Greenlight Capital, Inc., its investment advisor

By:	/s/ Daniel Roitman/Vinit Sethi
Name: Daniel Roitman/Vinit Sethi
Title: COO/Director of Research

GREENLIGHT REINSURANCE, LTD.
By: DME ADVISORS, L.P., its investment advisor

By:	/s/ Daniel Roitman/Vinit Sethi
Name: Daniel Roitman/Vinit Sethi
Title: COO/Director of Research

[Signature page to Greenlight Commitment Agreement]

GREENLIGHT CAPITAL (GOLD), LP
By: DME CAPITAL MANAGEMENT, LP, its investment manager

By:	/s/ Daniel Roitman/Vinit Sethi
Name: Daniel Roitman/Vinit Sethi
Title: COO/Director of Research

GREENLIGHT CAPITAL OFFSHORE MASTER (GOLD), LTD.
By: DME CAPITAL MANAGEMENT, LP, its investment advisor

By:	/s/ Daniel Roitman/Vinit Sethi
Name: Daniel Roitman/Vinit Sethi
Title: COO/Director of Research

[Signature Page to Greenlight Commitment Agreement]

The foregoing is hereby accepted and agreed
to in all respects by the undersigned:

BIOFUEL ENERGY CORP.

/s/ Scott H. Pearce
Name: Scott H. Pearce
Title: President and Chief Executive Officer

[Signature Page to Greenlight Commitment Agreement]

EXHIBIT A

COMMON STOCK AND CLASS B COMMON STOCK OWNERSHIP

Stockholder	Common Stock	Class B Common Stock
Greenlight Capital Qualified, L.P.	95,448	553,969
Greenlight Capital, L.P.	18,268	149,933
Greenlight Capital Offshore Partners	965,925	---
Greenlight Reinsurance, Ltd.	265,747	---
Greenlight Capital (Gold), LP	30,192	77,056
Greenlight Capital Offshore Master (Gold), Ltd.	52,249	---

EXHIBIT B

MATTERS TO BE ADDRESSED IN OPINION OF CRAVATH, SWAINE & MOORE LLP

1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly and validly authorized and, upon the issuance thereof, the Shares will be validly issued, fully paid and nonassessable.

3. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company for the acquisition of the Shares by the Greenlight Fund in connection with the Basic Commitment (as defined in the Greenlight Commitment Agreement), other than those that may be required under the blue sky laws of any jurisdiction.

4. The statements made in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute summaries of the terms of the Shares, and under the caption “Material U.S Federal Income Tax Consequences”, insofar as they purport to describe the material tax consequences of (i) the receipt and exercise of the Rights and (ii) the acquisition ownership and disposition of the Company’s Common Stock fairly summarize the matters therein described.

5. The Registration Statement became effective under the Securities Act on [__], 2014, and thereupon the offering contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

6. The Rights have been duly and validly authorized, and, when validly issued in accordance with such authorization, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in proceeding in equity or at law).

Schedule 6(c)

None.